Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contact:
April 20, 2017	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Verizon 1Q results highlighted by strong wireless customer loyalty,

network investment and growth in new markets

1Q 2017 highlights

•	Consolidated: 84 cents in earnings per share (EPS) and adjusted EPS (non-GAAP) of 95 cents, excluding non-operational items, compared with EPS of $1.06 in 1Q 2016.

•

Wireless: Retail postpaid churn of 1.15 percent, with strong customer loyalty demonstrated by retail postpaid phone churn of less than 0.90 percent for the eighth consecutive quarter; intra-quarter improvement in net additions following the launch of Verizon Unlimited.

•	Wireline: Fios total revenue growth of 4.7 percent.

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported first-quarter 2017 results highlighted by strong wireless profitability and customer loyalty as the company introduced its Verizon Unlimited pricing option, and revenue growth for Fios broadband and Internet of Things (IoT) services.

“Our first-quarter results again demonstrated that customers value a high-quality network experience,” said Chairman and CEO Lowell McAdam. “To build on our loyal customer base and the third-party recognition we have received for network leadership, we extended our wireless and fiber network capabilities, began offering a new unlimited pricing option and expanded our opportunities in new markets. We’re executing on strategies to capture future growth and create long-term shareholder value.”

Verizon reported first-quarter 2017 EPS of 84 cents. Adjusted first-quarter 2017 EPS (non-GAAP) of 95 cents included a net of 11 cents per share in early debt redemption costs and a gain on a spectrum license transaction. This compares with first-quarter 2016 earnings of $1.06 per share on both a reported and adjusted basis.

Consolidated results

Total consolidated operating revenues in first-quarter 2017 were $29.8 billion, a 7.3 percent decrease compared with first-quarter 2016. On a comparable basis excluding divestitures and acquisitions in the period (non-GAAP), consolidated revenue declined approximately 4.5 percent.

Net income was $3.6 billion in first-quarter 2017, and EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled $11.2 billion. Consolidated operating income margin was 24.1 percent. Consolidated EBITDA margin (non-GAAP) was 37.7 percent in first-quarter 2017, compared with 37.2 percent in first-quarter 2016.

Cash flow from operations was $1.7 billion during the quarter, including $3.4 billion in discretionary pension contributions. As a result of the contributions, Verizon’s mandatory pension funding through 2020 is expected to be minimal, which will benefit future cash flows and improve the funded status of qualified pension plans.

Capital expenditures totaled $3.1 billion in first-quarter 2017, as Verizon maintained its network leadership.

In Verizon’s media business, AOL delivered solid seasonal performance in first-quarter 2017. Revenue, net of traffic acquisition costs, decreased about 4 percent, driven by a higher percentage of programmatic advertising.

Total telematics revenues were $214 million in first-quarter 2017. Organically, IoT revenues, which include telematics, increased approximately 17 percent year over year.

Verizon also completed its acquisition of XO Communications’ fiber assets in first-quarter 2017.

Wireless results

•

The launch of Verizon Unlimited positively changed the trajectory of customer additions in the quarter. A net decline of 307,000 retail postpaid connections in first-quarter 2017 included 289,000 phone losses. Prior to the launch in mid-February, Verizon had a retail postpaid phone net loss of 398,000; after the launch, Verizon added 109,000 retail postpaid phone connections. For the entire quarter, Verizon added a net of 49,000 smartphones to its retail postpaid phone base.

•	Verizon’s retail postpaid connections base grew 1.2 percent year over year to 108.5 million, and retail prepaid connections grew 0.5 percent to 5.4 million.

•

Retail postpaid churn was 1.15 percent in first-quarter 2017, a year-over-year increase of 19 basis points primarily due to increased churn in tablets. Phone customer loyalty remained high, with retail postpaid phone churn of less than 0.90 percent for the eighth consecutive quarter.

•

Total revenues were $20.9 billion in first-quarter 2017, a decline of 5.1 percent compared with first-quarter 2016, due to decreased overage revenue, lower postpaid customers in the quarter and continued promotional activity.

•

At the end of first-quarter 2017, approximately 72 percent of postpaid phone customers were on a non-subsidized service pricing plan. The percentage of phone activations on device payment plans remained steady at about 76 percent in first-quarter 2017, compared with about 77 percent in fourth-quarter 2016. Verizon expects this rate to remain consistent in second-quarter 2017. Approximately 48 percent of postpaid phone customers had a device payment plan at the end of first-quarter 2017.

•

In first-quarter 2017, overall traffic on LTE increased about 57 percent compared with first-quarter 2016, while Verizon extended its lead in the industry’s third-party network performance studies across the country.

•

Segment operating income in first-quarter 2017 was $7.1 billion, and segment operating income margin on total revenues was 33.9 percent. Segment EBITDA (non-GAAP) totaled $9.4 billion in first-quarter 2017, a year-over-year decrease of 7.5 percent. Segment EBITDA margin on total revenues (non-GAAP) was 45.1 percent, compared with 46.2 percent in first-quarter 2016.

•	As previously announced, Verizon plans to launch 11 pre-commercial 5G fixed wireless pilots during second-quarter 2017.

Wireline results

•

Total wireline revenues declined 0.6 percent, to $7.9 billion, comparing first-quarter 2017 with first-quarter 2016. Consistent with recent trends and on a comparable basis (non-GAAP), this decline was 3.2 percent, excluding revenues from XO Communications in first-quarter 2017.

•

Total Fios revenues grew 4.7 percent, to $2.9 billion, comparing first-quarter 2017 with first-quarter 2016. This supported revenue growth of 0.7 percent in consumer markets and 2.3 percent in business markets.

•

In first-quarter 2017, Verizon added a net of 35,000 Fios Internet connections and lost a net of 13,000 Fios Video connections. At the end of first-quarter 2017, Verizon had 5.7 million Fios Internet connections and 4.7 million Fios Video connections, year-over-year increases of 3.3 percent and 0.1 percent, respectively.

•

During the first quarter, Verizon Enterprise Solutions and Verizon Business Markets entered into new agreements or continued work with a number of clients, including Block Institute, the State of Connecticut, Georgetown University, HRC ManorCare and Xplor.

•	Wireline operating income was $293 million in first-quarter 2017, compared with a loss of $67 million in first-quarter 2016. Segment operating income margin was 3.7 percent in first-quarter

2017. Segment EBITDA (non-GAAP) was $1.8 billion in first-quarter 2017, up 18.3 percent from first-quarter 2016. Segment EBITDA margin (non-GAAP) was 22.7 percent in first-quarter 2017, compared with 19.0 percent in first-quarter 2016.

Outlook and forward-looking items

Verizon expects the following:

•

Full-year 2017 consolidated revenues, on an organic basis, to be fairly consistent with 2016, with improvement in wireless service revenue and equipment revenue trends; also, full-year 2017 consolidated adjusted EPS trends to be similar to consolidated revenue trends;

•	Consolidated capital spending for 2017 in the range of $16.8 billion to $17.5 billion;

•	The 2017 effective tax rate to be in the range of 34 percent to 36 percent, excluding impacts from potential tax reform; and

•

That it is on track for a return by the 2018-2019 timeframe to the company’s credit-rating profile prior to the acquisition of Vodafone’s indirect 45 percent interest in Verizon Wireless in early 2014.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, has a diverse workforce of 161,000 and generated nearly $126 billion in 2016 revenues. Verizon operates America’s most reliable wireless network, with 113.9 million retail connections nationwide. The company also provides communications and entertainment services over mobile broadband and the nation’s premier all-fiber network, and delivers integrated business solutions to customers worldwide.

####

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Forward-looking statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

Important additional information and where to find it

On April 10, 2017, Yahoo! Inc. (“Yahoo”) filed with the Securities and Exchange Commission (the “SEC”) Amendment No. 2 to the preliminary proxy statement regarding the proposed sale of Yahoo’s operating business to Verizon Communications Inc. (“Verizon”) and related transactions. Yahoo will file with the SEC a definitive version of the proxy statement, which will be sent or provided to Yahoo stockholders when available. The information contained in the preliminary proxy statement is not complete and may be changed. BEFORE MAKING ANY VOTING DECISION, YAHOO’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ YAHOO’S PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE) AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and stockholders can obtain a free copy of Yahoo’s proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo with the SEC in connection with the proposed transactions for no charge at the SEC’s website at www.sec.gov, on the Investor Relations page of Yahoo’s website investor.yahoo.net or by writing to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Yahoo and its directors and executive officers, as well as Verizon and its directors and executive officers, may be deemed participants in the solicitation of proxies from Yahoo’s investors and stockholders in connection with the proposed transactions. Information concerning the ownership of Yahoo securities by Yahoo’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Yahoo’s annual report on Form 10-K for the year ended December 31, 2016, as amended, and Yahoo’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 23, 2016. Information about Verizon’s directors and executive officers is set forth in Verizon’s annual report on Form 10-K for the year ended December 31, 2016 and Verizon’s proxy statement for its 2017 annual meeting of stockholders filed with the SEC on March 20, 2017. Information regarding Yahoo’s directors, executive officers and other persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed transactions, including their respective interests by security holdings or otherwise, also will be set forth in the definitive proxy statement relating to the proposed transactions when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16	% Change

Operating Revenues
Service revenues and other	$26,050	$28,217	(7.7)
Wireless equipment revenues	3,764	3,954	(4.8)

Total Operating Revenues	29,814	32,171	(7.3)

Operating Expenses
Cost of services	6,858	7,614	(9.9)
Wireless cost of equipment	4,808	4,998	(3.8)
Selling, general and administrative expense	6,908	7,600	(9.1)
Depreciation and amortization expense	4,059	4,017	1.0

Total Operating Expenses	22,633	24,229	(6.6)

Operating Income	7,181	7,942	(9.6)
Equity in losses of unconsolidated businesses	(21)	(20)	(5.0)
Other income and (expense), net	(846)	32	*
Interest expense	(1,132)	(1,188)	4.7

Income Before Provision for Income Taxes	5,182	6,766	(23.4)
Provision for income taxes	(1,629)	(2,336)	30.3

Net Income	$3,553	$4,430	(19.8)

Net income attributable to noncontrolling interests	$103	$120	(14.2)
Net income attributable to Verizon	3,450	4,310	(20.0)

Net Income	$3,553	$4,430	(19.8)

Basic Earnings per Common Share
Net income attributable to Verizon	$.85	$1.06	(19.8)

Weighted average number of common shares (in millions)	4,082	4,080

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$.84	$1.06	(20.8)

Weighted average number of common shares-assuming dilution (in millions)	4,087	4,085

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	3/31/17	12/31/16	$ Change

Assets
Current assets
Cash and cash equivalents	$4,307	$2,880	$1,427
Accounts receivable, net	16,863	17,513	(650)
Inventories	1,194	1,202	(8)
Assets held for sale	149	882	(733)
Prepaid expenses and other	4,645	3,918	727

Total current assets	27,158	26,395	763

Plant, property and equipment	235,550	232,215	3,335
Less accumulated depreciation	150,337	147,464	2,873

	85,213	84,751	462

Investments in unconsolidated businesses	1,080	1,110	(30)
Wireless licenses	87,754	86,673	1,081
Goodwill	27,630	27,205	425
Other intangible assets, net	8,912	8,897	15
Non-current assets held for sale	762	613	149
Other assets	8,222	8,536	(314)

Total Assets	$246,731	$244,180	$2,551

Liabilities and Equity
Current liabilities
Debt maturing within one year	$3,707	$2,645	$1,062
Accounts payable and accrued liabilities	14,826	19,593	(4,767)
Other	8,131	8,102	29

Total current liabilities	26,664	30,340	(3,676)

Long-term debt	112,839	105,433	7,406
Employee benefit obligations	22,079	26,166	(4,087)
Deferred income taxes	47,847	45,964	1,883
Other liabilities	12,265	12,245	20

Equity
Common stock	424	424	—
Contributed capital	11,161	11,182	(21)
Reinvested earnings	16,153	15,059	1,094
Accumulated other comprehensive income	2,609	2,673	(64)
Common stock in treasury, at cost	(7,144)	(7,263)	119
Deferred compensation - employee stock ownership plans and other	290	449	(159)
Noncontrolling interests	1,544	1,508	36

Total equity	25,037	24,032	1,005

Total Liabilities and Equity	$246,731	$244,180	$2,551

Verizon – Selected Financial and Operating Statistics

Unaudited		3/31/17	12/31/16

Total debt (in millions)		$116,546	$108,078
Net debt (in millions)		$112,239	$105,198
Net debt / Adjusted EBITDA(1)		2.6x	2.4x
Common shares outstanding end of period (in millions)		4,079	4,077
Total employees (‘000)		161.0	160.9
Quarterly cash dividends declared per common share		$0.5775	$0.5775

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items and impact of divested businesses.

Certain reclassifications of prior period amounts have been made, where appropriate, to conform to current period presentation.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16	$ Change

Cash Flows from Operating Activities
Net Income	$3,553	$4,430	$(877)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,059	4,017	42
Employee retirement benefits	(111)	356	(467)
Deferred income taxes	2,025	167	1,858
Provision for uncollectible accounts	330	353	(23)
Equity in losses of unconsolidated businesses, net of dividends received	28	29	(1)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(4,694)	(1,162)	(3,532)
Discretionary contributions to qualified pension plans	(3,411)	—	(3,411)
Other, net	(98)	(693)	595

Net cash provided by operating activities	1,681	7,497	(5,816)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(3,067)	(3,387)	320
Acquisitions of businesses, net of cash acquired	(1,746)	(161)	(1,585)
Acquisitions of wireless licenses	(196)	(131)	(65)
Other, net	176	243	(67)

Net cash used in investing activities	(4,833)	(3,436)	(1,397)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	13,054	—	13,054
Proceeds from asset-backed long-term borrowings	1,283	—	1,283
Repayments of long-term borrowings and capital lease obligations	(5,592)	(376)	(5,216)
Decrease in short-term obligations, excluding current maturities	(52)	(40)	(12)
Dividends paid	(2,354)	(2,302)	(52)
Other, net	(1,760)	33	(1,793)

Net cash provided by (used in) financing activities	4,579	(2,685)	7,264

Increase in cash and cash equivalents	1,427	1,376	51
Cash and cash equivalents, beginning of period	2,880	4,470	(1,590)

Cash and cash equivalents, end of period	$4,307	$5,846	$(1,539)

Footnotes:

Certain reclassifications of prior period amounts have been made, where appropriate, to conform to current period presentation.

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16	% Change

Operating Revenues
Service	$15,778	$16,809	(6.1)
Equipment	3,764	3,954	(4.8)
Other	1,336	1,241	7.7

Total Operating Revenues	20,878	22,004	(5.1)

Operating Expenses
Cost of services	1,958	1,942	0.8
Cost of equipment	4,808	4,998	(3.8)
Selling, general and administrative expense	4,698	4,891	(3.9)
Depreciation and amortization expense	2,338	2,293	2.0

Total Operating Expenses	13,802	14,124	(2.3)

Operating Income	$7,076	$7,880	(10.2)
Operating Income Margin	33.9%	35.8%

Segment EBITDA	$9,414	$10,173	(7.5)
Segment EBITDA Margin	45.1%	46.2%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited	3/31/17	3/31/16	% Change

Connections (‘000)
Retail postpaid	108,483	107,171	1.2
Retail prepaid	5,430	5,402	0.5

Total retail	113,913	112,573	1.2

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16	% Change

Net Add Detail (‘000) (1)
Retail postpaid	(307)	640	*
Retail prepaid	(17)	(177)	90.4

Total retail	(324)	463	*

Account Statistics
Retail Postpaid Accounts (‘000) (2)	35,270	35,720	(1.3)
Retail postpaid connections per account (2)	3.08	3.00	2.7
Retail postpaid ARPA (3)	136.98	145.34	(5.8)
Retail postpaid I-ARPA (4)	166.01	165.03	0.6

Churn Detail
Retail postpaid	1.15%	0.96%
Retail	1.39%	1.23%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	94.5%	92.5%
Total Smartphone postpaid phone base (2)	88.1%	84.7%
Total Internet postpaid base (2)	18.3%	17.3%
4G LTE devices as % of retails postpaid connections	85.9%	81.1%

Other Operating Statistics
Capital expenditures (in millions)	$1,831	$2,190	(16.4)

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

(3)	Retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(4)	Retail postpaid I-ARPA - average service revenue per account from retail postpaid account plus recurring device installment billings.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16	% Change

Operating Revenues
Consumer Markets	$3,201	$3,180	0.7
Enterprise Solutions	2,466	2,501	(1.4)
Partner Solutions	1,256	1,292	(2.8)
Business Markets	890	870	2.3
Other	63	80	(21.3)

Total Operating Revenues	7,876	7,923	(0.6)

Operating Expenses
Cost of services	4,480	4,644	(3.5)
Selling, general and administrative expense	1,611	1,770	(9.0)
Depreciation and amortization expense	1,492	1,576	(5.3)

Total Operating Expenses	7,583	7,990	(5.1)

Operating Income (Loss)	$293	$(67)	*
Operating Income (Loss) Margin	3.7%	(0.8)%

Segment EBITDA	$1,785	$1,509	18.3
Segment EBITDA Margin	22.7%	19.0%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	3/31/17	3/31/16	% Change

Connections (‘000)
Fios Video Subscribers	4,681	4,678	0.1
Fios Internet Subscribers	5,688	5,508	3.3
Fios Digital voice residence connections	3,887	3,917	(0.8)

Fios Digital connections	14,256	14,103	1.1

HSI	1,323	1,589	(16.7)
Total Broadband connections	7,011	7,097	(1.2)
Primary residence switched access connections	3,095	3,643	(15.0)
Primary residence connections	6,982	7,560	(7.6)

Total retail residence voice connections	7,200	7,824	(8.0)
Total voice connections	13,634	14,781	(7.8)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16	% Change

Net Add Detail (‘000)
Fios Video Subscribers	(13)	43	*
Fios Internet Subscribers	35	90	(61.1)
Fios Digital voice residence connections	(8)	45	*

Fios Digital connections	14	178	(92.1)

HSI	(62)	(78)	20.5
Total Broadband connections	(27)	12	*
Primary residence switched access connections	(135)	(156)	13.5
Primary residence connections	(143)	(111)	(28.8)

Total retail residence voice connections	(155)	(125)	(24.0)
Total voice connections	(305)	(254)	(20.1)

Revenue Statistics
Fios revenues (in millions)	$2,891	$2,761	4.7

Other Operating Statistics
Capital expenditures (in millions)	$960	$1,006	(4.6)

Wireline employees (‘000)	60.8	59.5
Fios Video Open for Sale (‘000)	13,829	13,366
Fios Video penetration	33.8%	35.0%
Fios Internet Open for Sale (‘000)	14,120	13,661
Fios Internet penetration	40.3%	40.3%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items and impact of divested businesses, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Non-GAAP Reconciliations – Consolidated Verizon

Consolidated Operating Revenues Excluding Divested Businesses and Acquisitions

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16

Consolidated Operating Revenues	$29,814	$ 32,171
Less operating revenues from Divested Businesses	—	1,280
Less operating revenues from Acquisitions	318	—

Consolidated Operating Revenues Excluding Divested Businesses and Acquisitions	$29,496	$ 30,891

Year over Year Change	(4.5)%

Operating Revenues from Media Business net of Traffic Acquisition Costs

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16

Operating Revenues from Media Business	$737	$726
Less TAC	280	249

Operating Revenues from Media Business net of TAC	$457	$477

Year over Year Change	(4.2)%

IoT Revenues Excluding Acquisitions

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16

IoT Revenues	$343	$195
Less IoT revenues from Acquisitions	114	—

IoT Revenues Excluding Acquisitions	$229	$195

Year over Year Change	17.4%

Consolidated EBITDA, Consolidated EBITDA Margin and Consolidated Adjusted EBITDA

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 12/31/16	3 Mos. Ended 9/30/16	3 Mos. Ended 6/30/16	3 Mos. Ended 3/31/16

Consolidated Net Income	$3,553	$4,600	$3,747	$831	$4,430
Add/(subtract):
Provision for income taxes	1,629	2,349	1,829	864	2,336
Interest expense	1,132	1,137	1,038	1,013	1,188
Other (income) and expense, net	846	(98)	(97)	1,826	(32)
Equity in losses of unconsolidated businesses	21	35	23	20	20

Operating Income	7,181	8,023	6,540	4,554	7,942
Add Depreciation and amortization expense	4,059	3,987	3,942	3,982	4,017

Consolidated EBITDA	$11,240	$12,010	$10,482	$8,536	$11,959

Add/subtract non-operational items (before tax):
Severance, pension, and benefit charges/(credits)	—	(1,589)	797	3,550	165
Gain on spectrum license transactions	(126)	—	—	—	(142)
Gain on sale of Divested Businesses	—	—	—	(1,007)	—
Divested Businesses	—	—	—	—	(661)

	(126)	(1,589)	797	2,543	(638)

Consolidated Adjusted EBITDA	$11,114	$10,421	$11,279	$11,079	$11,321

Consolidated Operating Revenues	$29,814				$32,171
Consolidated Operating Income Margin	24.1%
Consolidated EBITDA Margin	37.7%				37.2%

Verizon Communications Inc.

Non-GAAP Reconciliations – Consolidated Verizon

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	3/31/17	12/31/16

Verizon Net Debt
Debt maturing within one year	$3,707	$2,645
Long-term debt	112,839	105,433

Total Debt	116,546	108,078
Less Cash and cash equivalents	4,307	2,880

Net Debt	$112,239	$105,198

Net Debt to Consolidated Adjusted EBITDA Ratio	2.6x	2.4x

Adjusted Earnings per Common Share (Adjusted EPS)

Unaudited				3 Mos. Ended 3/31/17				3 Mos. Ended 3/31/16
.	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$0.84				$1.06
Severance, pension, and benefit charges	$—	$—	$—	—	$165	$(63)	$102	0.02
Early debt redemption costs	848	(336)	512	0.13	—	—	—	—
Gain on spectrum license transactions	(126)	49	(77)	(0.02)	(142)	54	(88)	(0.02)

	$722	$(287)	$435	0.11	$23	$(9)	$14	—

Adjusted EPS				$0.95				$1.06

Verizon Communications Inc.

Non-GAAP Reconciliations – Segments

Segment EBITDA and Segment EBITDA Margin

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16

Operating Income	$7,076	$7,880
Add Depreciation and amortization expense	2,338	2,293

Segment EBITDA	$9,414	$10,173

Year over Year Change	(7.5)%
Total operating revenues	$20,878	$22,004

Operating Income Margin	33.9%	35.8%

Segment EBITDA Margin	45.1%	46.2%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16

Operating Income (Loss)	$293	$(67)
Add Depreciation and amortization expense	1,492	1,576

Segment EBITDA	$1,785	$1,509

Year over Year Change	18.3%
Total operating revenues	$7,876	$7,923

Operating Income (Loss) Margin	3.7%	(0.8)%

Segment EBITDA Margin	22.7%	19.0%

Wireline Operating Revenues Excluding Acquisition

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/17	3 Mos. Ended 3/31/16

Wireline Operating Revenues	$7,876	$7,923
Less Wireline operating revenues from Acquisition	207	—

Wireline Operating Revenues Excluding Acquisition	$7,669	$7,923

Year over Year Change	(3.2)%